February 23, 2004

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares evidenced by the
American Depositary Receipts for
Ordinary Shares, par value Ten Pence
each of Acambis plc (File No. 333-
13166)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus ("Prospectus") reflecting the change in the number of ordinary shares represented by one American Depositary Share (the "Ratio").

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Acambis plc.

The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:

"EFFECTIVE FEBRUARY 23, 2004,
ACAMBIS PLC'S AMERICAN
DEPOSITARY SHARE ("ADS") RATIO
CHANGED FROM 1:10 (ONE ADS
EQUALING TEN ORDINARY SHARES
TO 1:2 (ONE ADS EQUALING TWO
ORDINARY SHARES)."

Attached to this letter is a copy of a letter from Acambis plc to The Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or
comments at 212 815-2276


Sincerely,
Violet Pagan
Assistant Vice President



Encl.





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